UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 28, 2016

PROVIDENCE AND WORCESTER RAILROAD COMPANY

(Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts 01610

(address, including zip code, of principal executive offices)

(508) 755-4000

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Providence and Worcester Railroad Company (the “Company”) was held on April 27, 2016 (the “Meeting”) in Worcester, Massachusetts. Of the 4,864,688 shares of the Company’s Common Stock and 640 shares of the Company’s Preferred Stock outstanding as of the record date, 3,348,274 shares (or approximately 68%) of Common Stock and 512 shares (or approximately 80%) of Preferred Stock were present or represented by proxy at the Meeting. At the Meeting, shareholders voted:

1. To elect three (3) directors by the holders of Common Stock and six (6) directors by the holders of Preferred Stock to serve for terms of one (1) year and until their successors are duly elected and qualified, as follows:

Name	Votes For	Votes Withheld
Common Stock Director Nominees:
Richard W. Anderson	3,262,131	83,343
Frank W. Barrett	3,261,981	83,493
Alfred P. Smith	3,308,375	37,099
Preferred Stock Director Nominees:
Roger N. Begin	509	3
P. Scott Conti	512	0
Robert H. Eder	512	0
James C. Garvey	512	3
John J. Healy	509	3
David McQuade	509	3

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By:	/s/ P. Scott Conti
P. Scott Conti
President

Dated: April 28, 2016